EXHIBIT 21-1

LIST OF SUBSIDIARIES OF THE REGISTRANT:

DiviCom Inc. (incorporated in Delaware)

DiviCom Limited (organized under the laws of Barbados), a subsidiary of DiviCom Inc.

DiviCom International Limited (organized under the laws of Bermuda), a subsidiary of DiviCom Inc.

DiviCom Asia Pacific Limited (organized under the laws of Hong Kong Special
    Administrative Region of the People's Republic of China), a subsidiary of DiviCom International Limited

DiviCom Europe SAS (organized under the laws of France), a subsidiary of DiviCom International Ltd.

C-Cube Microsystems France (organized under the laws of France), a subsidiary of C-Cube Microsystems Inc.

C-Cube U.S. Inc. (incorporated in Delaware)

C-Cube Microsystems International Ltd. (organized under the laws of Bermuda)

C-Cube International Limited (organized under the laws of the Hong Kong Special
    Administrative Region of the People's Republic of China), a subsidiary of C-Cube Microsystems International Ltd.

C-Cube Microsystems (Asia Pacific) Limited (organized under the laws of the
    Hong Kong Special Administrative Region of the People's Republic of China)

C-Cube Japan, Inc. (organized under the laws of Japan)

C-Cube Semiconductor Inc. (incorporated in Delaware)

*Media Computer Technologies, Inc. (incorporated in California)

*Discontinued operation